As filed with the Securities and Exchange Commission on May 24, 2013

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bridgeline Digital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-2263942
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Blanchard Road
Burlington, MA 01803
(Address of principal executive offices)
—————————
Bridgeline Digital, Inc. Amended and Restated Stock Incentive Plan
(Full title of the plan)
—————————
Thomas L. Massie
President and Chief Executive Officer
80 Blanchard Road
Burlington, MA 01803
(781) 376-5555
(Name, address, and telephone number of agent for service)

Copies of all communications to:
Joseph C. Marrow, Esq.
Morse, Barnes-Brown & Pendleton, P.C.
1601 Trapelo Road
Waltham, Massachusetts 02451
(781) 622-5930

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	✓
(do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $0.001 par value	600,000 shares (2)	$1.13 (3)	$678,000	$92.48
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(1)
Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933 (the “Securities Act”).

(2)	Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to the Bridgeline Digital, Inc. Amended and Restated Stock Incentive Plan.
(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act, using the average of the high and low sales price as reported on the Nasdaq Capital Market on May 21, 2013.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 600,000 shares of Bridgeline Digital, Inc. common stock to be issued pursuant to the Bridgeline Digital, Inc. Amended and Restated Stock Incentive Plan (the “Plan”).  These shares are in addition to the aggregate of 3,294,001 shares of common stock registered under the Plan pursuant to the Registration Statements on Form S-8, File No. 333-170819 filed on November 24, 2010 and File No. 333-181677 filed on May 25, 2012.

The contents of our Registration Statements on Form S-8, File No. 333-170819 and File No. 333-181677, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

The exhibits filed as part of this Registration Statement are as follows:
Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Bridgeline Digital, Inc., as amended (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q filed with the Commission on May 15, 2013).

4.2	Amended and Restated By-laws of Bridgeline Digital, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on January 27, 2011).
4.3	Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix B of the Company’s Proxy Statement filed with the Commission on January 28, 2013).
5.1*	Legal Opinion of Morse, Barnes-Brown & Pendleton, P.C.
23.1*	Consent of Marcum LLP
23.2	Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts, on this 24th day of May, 2013.

Bridgeline Digital, Inc.

By:  /s/ Thomas L. Massie
Thomas L. Massie
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas L. Massie and Michael D. Prinn, and each of them acting individually, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments filed pursuant to Rule 462, or otherwise) of and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 24, 2013.

Signature	Date	Title

/s/Thomas L. Massie	May 24, 2013	President, Chief Executive Officer
Thomas L. Massie		and Director
(Principal Executive Officer)

/s/Michael D. Prinn	May 24, 2013	Executive Vice President and
Michael D. Prinn		Chief Financial Officer (Principal Financial and Accounting Officer)

/s/John Cavalier	May 24, 2013	Director
John Cavalier

/s/Kenneth Galaznik	May 24, 2013	Director
Kenneth Galaznik

Director
Robert Hegarty

Director
Joni Kahn

/s/Scott Landers	May 24, 2013	Director
Scott Landers

INDEX TO EXHIBITS

Exhibit Number	Description
5.1*	Legal Opinion of Morse, Barnes-Brown & Pendleton, P.C.
23.1*	Consent of Marcum LLP
23.2	Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)

* Filed herewith.